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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-42259 pertaining to the CytRx Corporation 1986 Stock Option Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, No. 333-84657 pertaining to the CytRx Corporation 1998 Long Term Incentive Plan and No. 333-68200 pertaining to the CytRx Corporation 2000 Long Term Incentive Plan, and No. 333-91068 and No. 333-93305 pertaining to the CytRx Corporation Employee Benefit Plan of our report dated March 5, 2003, with respect to the financial statements of Blizzard Genomics, Inc. included in the CytRx Corporation Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                       /s/ Ernst & Young LLP


Atlanta, Georgia
May 10, 2004